UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025 (December 10, 2025)

Dominari Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41845	52-0849320
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 5th Avenue, 22nd Floor

New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 393-4540

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOMH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 10, 2025, at the annual meeting of stockholders (the “Annual Meeting”) of the Company, of the Company’s (i) 15,998,027 shares of common stock, each having one vote per share of common stock, (ii) 3,825 shares of Series D Convertible Preferred Stock, each having 0.007285 votes per share of Series D Convertible Preferred Stock, and (iii) 834 shares of Series D-1 Convertible Preferred Stock, each having 0.007285 votes per share of Series D-1 Convertible Preferred Stock, issued and outstanding and eligible to vote as of the record date of October 13, 2025, a quorum of 7,349,686 voting shares, or approximately 45.94% of the eligible shares of voting stock entitled to vote at the Annual Meeting, was present or represented by proxy. Each of the matters set forth below is described in detail in the proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on November 10, 2025. The following actions were taken at the Annual Meeting:

Proposal 1: Election of Class II Directors

The first proposal was the election of one (1) Class II director to serve for a three-year term that expires at the 2028 annual meeting of stockholders and until the election and qualification of their respective successors in office, subject to their earlier death, resignation, or removal. The vote on the proposal was as follows:

Name of Nominee	FOR	WITHHELD	BROKER NON-VOTE
Anthony Hayes	4,902,235	167,155	2,280,296

The nominee was elected.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The second proposal was the ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN
6,626,234	643,461	79,991

Proposal 2 was approved by a majority of the votes cast.

Proposal 3: Approval of Increase in Reserved Shares of Common Stock Under the Company’s 2022 Equity Incentive Plan

The third proposal was the approval of an amendment to Section 4(a) of the Company’s 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of common stock reserved for issuance with respect to awards granted under the 2022 Plan from 11,404,404 shares of common stock to 11,720,750 shares of common stock. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,618,923	434,746	15,721	2,280,296

Proposal 3 was approved by a majority of the votes cast.

Proposal 4: Approval of the Potential Issuance of Shares of Common Stock in excess of 19.99% of the Company’s Outstanding Common Stock or Voting Power

The fourth proposal was the approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance of shares of common stock (or securities exercisable for shares of common stock), in one or more non-public financing transactions, in an aggregate amount exceeding 19.99% of the Company’s outstanding common stock or voting power, at a price that may be below the Minimum Price (as defined in the Nasdaq rules) pursuant to the issuance of shares of common stock (or securities exercisable for common stock) pursuant to those certain Advisory Agreements, as amended, with the Company’s Board of Advisors. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,647,510	407,751	14,129	2,280,296

Proposal 4 was approved by a majority of the votes cast.

Proposal 5: Approval of Renewal of the Rights Agreement

The fifth proposal was the approval of the renewal of the Rights Agreement, dated as of October 11, 2023, by and between the Company and Continental Stock Transfer & Trust Company and extend the rights granted under Section 7(a) of the Rights Agreement through October 11, 2026. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,920,813	128,737	19,840	2,280,296

Proposal 5 was approved by a majority of the votes cast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2025

DOMINARI HOLDINGS INC.

By:	/s/ Anthony Hayes
Name:	Anthony Hayes
Title:	Chief Executive Officer

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